David T.
  Thomson  P.C. ___________________________Certified  Public
     Accountant






Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

I have read Item 4 of Kayenta Kreations, Inc.'s Form 8-K dated October 7, 2003, and have the following comments:

     1. I agree with the statements made in Item 4 first paragraph.

     2. I have no basis on which to agree or disagree with the statements made in Item 4 second paragraph.

Very truly yours,

/s/ David T. Thomson P. C.

David T. Thomson P.C.
October 7, 2003

















    P.O. Box 571605 - Murray, Utah 84157 - (801) 966-9481